Exhibit 99.1

Contact:
Investors	News Media
Maggie Flynn	John Stevens
(617)369 8577	(617) 867 1451
mflynn@digitas.com	jstevens@digitas.com

DIGITAS REPORTS THIRD QUARTER RESULTS

•      Fee revenue grows by 15% from Q3 2003

•      Cash balance surpasses $100 million

Boston, October 21, 2004—Digitas Inc. (Nasdaq: DTAS) today reported results for the third quarter of 2004, in line with management’s previously announced expectations.

Third Quarter Results of Operations

Digitas reported fee revenue for the third quarter of 2004 of $59.9 million, compared with $52.2 million for the third quarter of 2003. Total revenue, including reimbursable pass-through expenses, was $90.5 million for the third quarter of 2004, compared to $77.9 million for the third quarter of 2003. The company reported net income of $8.2 million, or $0.11 per diluted share, for the third quarter of 2004, as compared to net income of $3.2 million, or $0.05 per diluted share, in the prior-year period. Adjusted cash earnings1 were $10.1 million, or $0.13 per share, for the third quarter of 2004, as compared to adjusted cash earnings1 of $5.4 million, or $0.08 per share, for the third quarter of 2003. The company’s cash and short-term investment balance at September 30, 2004, was $102.4 million, as compared to $73.6 million at December 31, 2003.

David Kenny, Chairman and Chief Executive Officer, Digitas Inc., said, “We closed both the quarter and our first acquisition from a position of strength and leadership. We have the people, the clients, and the business model to continue to grow both the Modem Media and Digitas brands in the period ahead.”

800 Boylston Street

Boston, Massachusetts 02199

Tel 617 867 1000 Fax 617 867 1111

Nine Months Results of Operations

Digitas reported fee revenue for the nine months ended September 30, 2004 of $180.6 million, compared with $156.0 million for the same period of 2003. Total revenue, including reimbursable pass-through expenses, was $276.6 million for the nine months ended September 30, 2004 compared to $229.6 million for the same period of 2003. The company reported net income of $23.2 million, or $0.31 per diluted share, for the nine months ended September 30, 2004, as compared to net income of $8.7 million, or $0.13 per diluted share, in the prior-year period. Adjusted cash earnings1 were $26.4 million, or $0.35 per share, for the nine months ended September 30, 2004, as compared to adjusted cash earnings1 of $15.0 million, or $0.22 per share, for the same period of 2003.

Modem Media Q3 Highlights

Modem Media posted fee revenue of $14.6 million for the three months ended September 30, 2004. The company posted net income, excluding transaction costs ($0.8 million), of $1.4 million and adjusted cash earnings of $0.05 per share. Modem Media ended the quarter with $65.1 million in cash and investments. These results and balances are not included in our results of operations for the three or nine months ended September 30, 2004 or our balances as of September 30, 2004.

Combined Company Guidance

Digitas said it anticipates fee revenue of $68 million - $72 million for the fourth quarter of 2004. The company also said it expects to achieve earnings per share calculated in accordance with generally accepted accounting principles of $0.02-$0.05 in the fourth quarter of 2004. In addition, Digitas expects adjusted cash earnings2 of $0.06-$0.09 per share for the fourth quarter of 2004. These estimates include the projected results of operations of Modem Media, Inc. for the period October 15, 2004 through December 31, 2004, and one-time costs in the fourth quarter of approximately $1 million-$2 million, as well as a restructuring charge associated with the integration of Modem Media of approximately $3 million.

For the full year 2004, the company anticipates fee revenue of $249 million-$253 million, earnings per share calculated in accordance with generally accepted accounting principles of $0.32-$0.36, and adjusted cash earnings2 per share of $0.41-$0.45. Having completed the integration planning associated with the acquisition of Modem Media, Inc., the company now expects annual cost synergies in the $4 million-$5 million range associated with duplicate public company costs, facilities and other back office functions. The company expects the full effect of these savings by the third quarter of 2005.

Digitas will discuss its third quarter performance, fourth quarter and full year guidance, and the impact of the acquisition of Modem Media Inc. on a conference call this afternoon at 4:30 p.m. (Eastern). The call-in number is (888) 689-4452 (U.S. and Canada) or (706) 679-5891 (international). A live webcast of the conference call will also be available on the investor relations page of the company’s Web site, at http://investor.digitas.com. The financial and statistical information presented during the conference call is available for review at http://investor.digitas.com. Replays by telephone will be available for seven days following the call. To access the replay by telephone, please call (800) 642-1687 (U.S. and Canada) or (706) 645-9291 and request conference ID 1609396. Replays of the call will be available by webcast for an extended period of time at the company’s Web site, at http://investor.digitas.com.

800 Boylston Street

Boston, Massachusetts 02199

Tel 617 867 1000 Fax 617 867 1111

About Digitas Inc.

Digitas Inc. (Nasdaq: DTAS) is among the world’s largest marketing services organizations and is the parent company of two of the industry’s most successful digital and direct marketing companies: Modem Media and Digitas LLC. Digitas Inc. companies offer strategic and marketing services that drive measurable acquisition, cross-sell, loyalty, affinity and customer care engines across digital and direct media for world-leading marketers. The Digitas Inc. family has long-term relationships with such clients as American Express, AOL, AT&T, Delta Air Lines, General Motors, IBM, Kraft Foods, Michelin and Unilever. Founded in 1980, Digitas Inc. and its two agencies: Modem Media, with offices in London, Norwalk, and San Francisco; and, Digitas with offices in Boston, Chicago, and New York, employ more than 1,500 professionals.

800 Boylston Street

Boston, Massachusetts 02199

Tel 617 867 1000 Fax 617 867 1111

[1]	The company’s adjusted cash earnings calculation excludes from its GAAP earnings amortization of intangible assets, stock-based compensation, restructuring expenses (income), and extraordinary items, if any, and employs the company’s actual tax provision. The company believes its adjusted cash earnings calculations are meaningful as they exclude any noncash charges which the company believes are not necessarily indicative of the performance of the company’s underlying business. Management believes the presentation of earnings excluding these charges provides useful information to investors as measures of operating performance basic to the company’s ongoing operations and comparable from period to period. The following table reconciles adjusted cash earnings to GAAP earnings:

	3 Months Ended		9 Months Ended
(in thousands, except per share data)	9/30/04	9/30/03	9/30/04	9/30/03
GAAP earnings	$8,185	$3,197	$23,175	$8,742

Restructuring expenses	1,220	—	1,220	—

Stock-based compensation	552	1,980	1,434	5,735

Amortization of intangible assets	176	176	529	529

Total of adjustments	$1,948	$2,156	$3,183	$6,264

Adjusted cash earnings	$10,133	$5,353	$26,358	$15,006

Weighted average shares outstanding used in adjusted cash earnings per share calculation	75,665	69,012	75,862	67,815

Adjusted cash earnings per share	$0.13	$0.08	$0.35	$0.22

[2]	The company’s projected adjusted cash earnings per share are calculated and presented for the same reasons as described in the preceding note. The following table reconciles projected adjusted cash earnings per share to projected GAAP earnings per share:

	3 Months Ended 12/31/04		12 Months Ended 12/31/04
	Low End	High End	Low End	High End
GAAP earnings	$0.02	$0.05	$0.32	$0.36

Restructuring expenses	0.03	0.03	0.05	0.05
Amortization of intangible assets	0.01	0.01	0.02	0.02
Stock-based compensation	*	*	0.02	0.02

Total of adjustments	$0.04	$0.04	$0.09	$0.09

Adjusted cash earnings	$0.06	$0.09	$0.41	$0.45

*	Less than $0.01 per share.

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements under the caption “Guidance” regarding management’s expectations with respect to future revenues, earnings per share and adjusted cash earnings per share, statements regarding the company’s future business prospects, and the availability of cost synergies. These and all other forward-looking statements in this press release are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected or implied in such forward-looking statements. Such factors include, without limitation, overall economic and business conditions, the companies ability to retain key employees and significant clients, the demand for the company’s services (including the willingness and ability of the company’s clients to maintain or expand their spending), competitive factors in the company’s markets, the company’s ability to sublet its excess real estate in the anticipated time frame, the company’s ability to effectively manage its growth and client relationships, the possibility that the intended benefits of the acquisition may not be fully realized or take longer than expected, and higher than expected company expenses. A further list and description of some of the risks and uncertainties potentially impacting the company’s business and future performance can be found in the company’s filings with the Securities Exchange Commission. Guidance offered by Digitas senior management today represents a point-in-time estimate made early in the third quarter and is based upon numerous assumptions that while believed to be reasonable may not prove to be accurate. The company expressly disclaims any current intention or obligation to update this forecast or any other forward-looking statement contained in this press release.

800 Boylston Street

Boston, Massachusetts 02199

Tel 617 867 1000 Fax 617 867 1111

DIGITAS INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenue:
Fee revenue	$59,859	$52,218	$180,584	$156,042
Pass-through revenue	30,623	25,709	96,008	73,601

Total revenue	90,482	77,927	276,592	229,643

Operating expenses:
Professional services costs	33,393	30,548	103,469	91,523
Pass-through expenses	30,623	25,709	96,008	73,601
Selling, general and administrative expenses	16,664	16,335	51,063	49,459
Restructuring expenses	1,220	—	1,220	—
Stock-based compensation	552	1,980	1,434	5,735
Amortization of intangible assets	176	176	529	529

Total operating expenses	82,628	74,748	253,723	220,847

Income from operations	7,854	3,179	22,869	8,796

Other income (expense):
Interest income	324	152	707	537
Interest expense	(135)	(140)	(405)	(418)
Other miscellaneous income, net	272	6	278	16

Income before provision for income taxes	8,315	3,197	23,449	8,931
Provision for income taxes	130	—	274	189

Net income	$8,185	$3,197	$23,175	$8,742

Net income per share
Basic	$0.12	$0.05	$0.36	$0.14
Diluted	$0.11	$0.05	$0.31	$0.13

Weighted-average common shares outstanding
Basic	66,149	59,712	64,893	60,300
Diluted	75,665	69,012	75,862	67,815

800 Boylston Street

Boston, Massachusetts 02199

Tel 617 867 1000 Fax 617 867 1111

DIGITAS INC.

BALANCE SHEETS

(dollars in thousands)

	(unaudited) September 30, 2004	December 31, 2003
ASSETS

Current assets:
Cash and cash equivalents	$62,417	$53,843
Short-term investments	40,000	19,800
Accounts receivable, net of allowance for doubtful accounts of $852 and $962 at September 30, 2004 and December 31, 2003, respectively	34,984	32,860
Accounts receivable, unbilled	14,589	6,851
Prepaid expenses and other current assets	8,367	6,763

Total current assets	160,357	120,117
Fixed assets, net	16,689	17,990
Goodwill, net	98,130	98,130
Other intangible assets, net	176	705
Other assets	3,769	3,579

Total assets	$279,121	$240,521

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$15,892	$8,698
Billings in excess of cost and estimated earnings on uncompleted contracts	18,983	20,564
Accrued expenses	7,724	7,386
Accrued compensation	17,946	19,410
Accrued restructuring	8,693	9,056
Current portion of long-term debt	303	281

Total current liabilities	69,541	65,395
Long-term debt, less current portion	52	282
Accrued restructuring, long-term	14,089	20,252
Other long-term liabilities	490	175

Total liabilities	84,172	86,104

Shareholders’ equity:
Preferred shares, $.01 par value per share; 25,000,000 shares authorized and none issued and outstanding at September 30, 2004 and December 31, 2003	—	—
Common shares, $.01 par value per share, 175,000,000 shares authorized; 66,547,027 and 62,809,518 shares issued and outstanding at September 30, 2004 and December 31, 2003, respectively	665	628
Additional paid-in capital	351,946	336,294
Accumulated deficit	(157,608)	(180,783)
Cumulative foreign currency translation adjustment	(54)	(28)
Deferred compensation	—	(1,694)

Total shareholders’ equity	194,949	154,417

Total liabilities and shareholders’ equity	$279,121	$240,521

800 Boylston Street

Boston, Massachusetts 02199

Tel 617 867 1000 Fax 617 867 1111